Exhibit 10.16
RMB Capital Loan Agreement
Contract No: LD2008119
Loan type: Industry liquid capital

the Borrower (Party A): Danyang Lihua Electron Co., Ltd.
Address: Danyang City Hougang County Five Star Industry Development District
Postal Code: 212312
Legal Person: Jianhua Zhu
Tel: 82229628

the Lender (Party B): China Construction Bank, Danyang Branch
Address: 1Yunyang Road, Dangyang City
Postal Code: 212300
Legal person: Leiping Zhang
Tel: 86526069

Party A applies to borrow from Party B, and Party B agrees to loan the capital to Party A. According to the relevant laws and regulations, the parties reach the following agreement through negotiations. The parties memorializes the contact so that they both abide by its terms.

Clause 1 Loan Amount
Party A borrows RMB EIGHT MILLION (8,000,000) from Party B

Clause 2 Use of Proceeds
Party A will use the loan for manufacture cash flow. Party A shall not change the use of the loan without written permission from Party B.

Clause 3 Term of the Loan
The term of the loan is 12 months, from 3/7/2008 to 3/6/2009.

If the loan effective date under this contract does not agree with the loan deposit certificate, the effective date shall be the date on the loan deposit certificate, and the due date shall be adjusted accordingly.

The Loan deposit certificate is incorporated into and part of the contract. It has the same legal effect as this contract.

Clause 4 Loan Interest Rate, Penalty Rate and the Calculation and Payment of Interest

1. Loan Interest Rate
The interest rate of the loan under this contract is APY. For this loan, it is the third category below:
i) Fixed rate, which means the rate stays the same during the term of the loan;
ii) Fixed rate, which means the Base Rate plus or minus certain percentage, and the rate stays the same during the term of the loan;

iii) Floating rate, the Base Rate of the Interest Starting Date plus 20%. The rate is adjusted every six months according to that date’s Base Rate plus 20% during the period from the Interest Starting Date to the date when the principal and interest of the loan are paid off. Rate Adjusting Date is the corresponding date of the Interest Starting Date in the adjusting month. If there is not corresponding date in the rate adjusting month, then the last date of the adjusting month shall be the Rate Adjusting Date.

2. Penalty Rate
1) If Party A does not use the loan as specified in this contract, the Penalty Rate will be Loan Interest Rate plus 100%. If the Loan Interest Rate were to be adjusted according to Clause 4.1(iii), the Penalty Rate will be adjusted according to the adjusted Loan Interest Rate and the above upward adjustment.

2) If the loan is not paid off on time, then the Penalty Rate is the Loan Interest Rate plus 50%. If Loan Interest Rate were to be adjusted according to Clause 4.1(iii), the Penalty Rate will be adjusted according to the adjusted Loan Interest Rate and the above upward adjustment.

3) If the loan is not used as specified in the contract and the loan is not paid off on time, the Penalty Rate should be the higher one and interest is compounding.

3. The Interest Starting Date shall be the date when the loan is transferred to Party A’s bank account. When the loan is disbursed, the Base Rate is the rate published by China People’s Bank for loans of the same terms and category on the Interest Starting Date. After that, when the Loan Interest Rate is adjusted according to the above conditions, the Base Rate is the rate published by China People’s Bank for loans of same term and category on the Rate Adjusting Date. If China People’s Bank no longer publishes rates for loans with the same period and same category, the Base Rate shall be set according to the rate for loans of the same term and category and which is commonly accepted by the banking industry on the Rate Adjusting Date, except that parties may have other arrangement in relation thereto.

4. The calculation of loan interest starts when the loan is transferred to a bank account designated by Party A. The interest is calculated daily; daily interest is annual interest divided by 360. If Party A cannot pay interest on the interest payment date, then the interest starts to compound the next day.

5. Payment of interest
1) For the fixed rate loan, when calculating the interest, the interest shall be calculated according to the rate agreed. For the float rate loan, the interest shall be calculated according to the rate set for that floating period. If there are multiple changes of rate in one interest payment period, the total interest shall be the sum of the interests of all the floating periods.
2) The payment of interest is monthly, and the payment date is the 20th day of each month.

Clause 5 Distribution and Use of the Loan

1. The condition precedents for distribution of the loan
Unless Party B waives in whole or in part, Party B is obligated to disburse the loan only when the following conditions are satisfied:
1) Party A has obtained all loan-related approvals, registration, insurance, payments and other legal procedures;
2) If there are collaterals under the contract, the liens on such collaterals shall meet Party B’s requirements and have been perfected and effective and shall remain perfected and effective;
3) Party A has established a bank account for the service of the loan;
4) Party A is not in breach of the contract or causes or permits to exist any event or circumstances which may adversely affect the security of Party B’s loan;
5) There exist no laws and regulations or other authorities which may prohibit or limit Party B from making the loan; and
6)        (left blank)

2. Use of the Loan Proceeds
The loan shall be for one time use only.

3. Party A shall use the loan according to Clause 5.2. Party A shall not advance, delay or cancel the withdrawal of the loan, without the written consent of Party B.

Clause 6 Repayment of the loan

1. Principles of Repayment
Under this contract, the repayment by Party A shall be distributed according to the following order of priority:
Party B has the right to use the repayment by Party A to offset Party B’s cost which Party A should be responsible for under the contract and Party B’s cost in perfecting its creditor’s rights. The balance shall be repaid according to the following principle: interest shall be paid prior to principal and interest shall stop accumulating only when the principal is paid off.
For loans, the principals of which are not repaid in full 90 days after the maturity date, or loans, the interests of which are not repaid within 90 days after the due date, or other types of loans specified by relevant laws and regulations, Party A’s repayment funds, after clearing the costs described above, shall be applied to principal first and then to interest.

2. Payment of Interest
Party A shall pay interest to Party B on Interest Payment Date. The first Interest Payment Date is the first payment date after the loan is disbursed. The interest and principal shall be paid off on the last repayment of the loan.

3. Principal Repayment Plan

The principal shall be repaid all at once.

4. The Method of Repayment
Party A shall transfer enough funds to repay the amount due for the current period to a bank account set up by Party B before the due date. Party A shall transfer the funds to repay the loan (Party B also has the right to repay the loan from such account), or Party A shall transfer enough funds to repay the loan from other accounts on the repayment date.

5. Prepayment of the Loan
If Party A wishes to prepay the loan, it shall submit a written application to Party B ten days before the prepayment. After the approval of Party B, Party A can prepay the loan in part or in whole.
If Party A prepays the loan, the interest shall be calculated according to the actual loan term and the Loan Interest Rate agreed in the contract.
If Party B permits Party A to prepay the loan, Party B has the right to ask Party A to pay compensation, which shall be calculated in the following way:
Compensation = loan principal prepaid times number of month before the loan due date times1‰

Clause 7 Party A’s Rights and Obligations
1. Party A’s rights
i) Party A has the right to ask Party B to disburse the loan according to the contract;
ii) Party A has the right to use the loan proceeds according to the contact;
iii) Party A has the right to apply for an extension of the loan if it meets the conditions set by Party B;
iv) Party A has the right to ask Party B to keep confidential all the financial data and business secrets provided by Party A, except those covered by other laws, regulations and other authorities or parties agree to otherwise;
v) Party A has the right to refuse to pay Party B any bribery and has the right to report to relevant government agencies any of Party B’s action to demand a bribery and any Party B’s action which violates relevant law and regulation regarding loan interest and service fee.

2. Party A’s obligation
i) Party A shall withdraw funds according to the contract and repay the loan and interest. Party A shall also pay all the costs according to the contract.
ii) Party A shall provide data on its financial situation and business operations according to Party B’s requirements, including but not limited to provide last quarter’s asset balance sheet, income statement within 10 business days of the first month of every quarter, and annul cash flow chart at the end of the fiscal year. Party A shall be responsible for the truthfulness, comprehensiveness, validity of the materials provided. Party A shall not provide false or misleading information or omit important financial information.
iii) If Party A changes its name, legal person, address, scope of business, registered capital or corporate charter and the changes require Industry and Commerce registration, Party A shall notify Party B in writing within three business days of the change and send Party B all the materials after the change.

iv) Party A shall use the loan proceeds according to the contract. Party A shall not use the funds for any illegal transaction; shall cooperate with Party B to examine and supervise the use of the loan proceeds; Party A shall not withdraw the funds, transfer asset or use related-party transactions to evade its liability to Party B; Party A shall not use fake contracts with related parties, fake receipts without any trading background or amount due as collateral in exchange for capital and credit award from banks.

v) If Party A uses the loan proceeds to engage in manufacturing or construction, it should obey relevant laws regarding to the environmental protection.

vi) Before Party A repays the interest and principal of the loan in full to Party B, Party A shall not use the asset purchased with this loan as collateral to any third party.

vii) If Party A is a corporate client, Party A shall report to Party B any transactions which involve over ten percent of its assets, including:
a) the relationship between the transaction parties;
b) the project of the transaction and nature of the transaction;
3) the transaction amount or its corresponding ratio;
4) pricing policy (including transactions with no or nominal monetary values)

viii) The loan under this contract is fixed asset loan or project level loan. Party A shall guarantee that the proposed project has already been approved by the governmental authority and does not violate any laws or regulations; that sufficient capital or other funds shall be readily available according to the contract. Party A shall also guarantee the project will be developed as planned.

Claus 8 Party B’s rights and obligations
1 Party B has the right to demand Party A to repay the principal, interest and fees on schedule. Party B can also exercise other rights according to the contract and demand Party A to perform its obligations in this contract.
2 Party B shall disburse the loan proceeds as specified in the contract, except when any delay is caused by Party A or when such delay is not due to Party B’s fault.
3. Party B should keep confidential all the financial data and business secrets provided by Party A unless otherwise covered by laws or regulations, or demanded by governmental authority or parties hereto otherwise agreed.
4. Party B shall not bribe Party A or ask and accept any bribery from Party A.
5. Party B shall not be dishonest, and shall not engage in any action which may harm Party A’s interest.

Clause 9 Event of Default and Make-Good Clause if Party A’s Action Jeopardizes Party B’s Creditor Rights.
1. Party B’s breach and its liability
i) If Party B refuses to disburse the loan without valid reason, Party A can demand Party B to continue to disburse the loan according to the contract;
ii) If Party B violates the laws or regulations against the taking of any fees or interests from Party A, Party A has the right to demand the return of such fees or interests.

2. Situations which cause Party A’s breach
i) Party A breaches any covenants in the contract or violates any legal obligation;
ii) Party A clearly repudiates or repudiates with its action the contract.

3. Situations which jeopardize Party B’s rights as creditor
i) Any event or circumstance below which may be deemed by Party B as will jeopardize its creditor’s rights: contracting, leasing, entrusting, share restructuring, reduction of registered capital, investment, business alliance, merger, acquisition, spin-off, joint-venture, (involuntary) filing of halting of business operation, dissolution, revocation, bankruptcy, change of control or major asset sale by controlling shareholder or de facto controller, halt of business activity, levy of hefty fines by governmental authority , revocation of business registration or license, major legal dispute, business in significant trouble or worsening of financial situation, or when the legal person or major management personnel cannot perform duty normally.

ii) Any event or circumstance below which may be deemed by Party B as will jeopardize its creditor’s rights: Party A defaults under other loans, including loans made by China Construction Bank or other third party; Party A conveys its asset for little or no consideration; Party A reduces liability owed to it by third parties or is not diligent in exercising its creditor right, or provides guaranty for a third party.

iii) Party A abuses its status as corporation legal person or limited liability status for shareholder, or is unable to pay its debts, when such action may be deemed by Party B as will jeopardize its creditor rights.

iv) Any condition precedent for the loan in the contract is not met continuously.

v) Any event or circumstance below of the Guarantor which may be deemed by Party B as will jeopardize its creditor’s rights:
a) Breach any term in the Guaranty, or any representation or warranty is false, wrong or misleading.
b) contracting, leasing, entrusting, share restructuring, reduction of registered capital, investment, business alliance, merger, acquisition, spin-off, joint-venture, (involuntary) filing of halting of business operation, dissolution, revocation, bankruptcy, change of control or major asset sale by controlling shareholder or de facto controller, halt of business activity, levy of hefty fines by governmental authority , revocation of business registration or license, major legal dispute, business in significant trouble or worsening of financial situation, when the legal person or major management personnel cannot perform duty normally, or any other event or circumstance which may adversely affect the Guarantee.
c) Any situation which may cause it unable to guarantee the loan.

vi) Any situation below of the pledge or collateral which may be deemed by Party B as will jeopardize its creditor rights:

a) Because of third party’s action, government taking, confiscation, unpaid recovery, demolition, change of market conditions or any other reasons , the pledged asset is damaged, lost or its value is diminished.
b) The pledged asset is seized, attached, frozen, detained, auctioned, or supervised by administrative agencies, or its title is in dispute.
c) The Pledgor or Guarantor breaches any terms in the relevant contract or any representation or warranty is false, wrong or misleading.
d) Other situations which may adversely affect Party B’s lien on the pledged assets or collateral.

vii)Any event or circumstance below may be deemed by Party B as will jeopardize its creditor rights: Guaranty is not valid, not effective, invalidated, revoked, cancelled, the Guarantor breaches the Guaranty, repudiates or repudiates with action the Guaranty, or the Guarantor loses all or part of his capability to perform his obligations or the value of the Guaranty is diminished; or

viii) Any other events or circumstances which may be deemed by Party B as will jeopardize its creditor rights.

4. Party B’s Damage Control Measures
Party B has the right to take the following one or more actions once any event or circumstance under Clause 9.2 or Clause 9.3 occur:

i) Stop further disbursement of loan proceeds;

ii) Accelerate the loan and make it due and payable immediately and demand Party A to pay all principal, interest and fees.

iii) If Party A has not withdrew the loan proceeds as specified in the contract, Party B has the right to ask Party A to pay a penalty of 0.1% of the breaching amount. Party B also has the right to stop disbursing the remaining balance of the loan.

iv) If Party A does not use the loan proceeds according to the contract, as to the mis-used portion of the loan, starting from the date of the breach to the end of the term, Party B has the right to ask Party A to pay back the funds at the Penalty Rate as defined in the contract, pay compounding interest and other interests in one of the ways as defined in the contract.

v) If the loan is overdue, as to the overdue portion of the loan, including principal and interest (include those principal and interest accelerated by Party B), starting from the date of the breach to the end of the term, Party B has the right to ask Party A to pay back at the Penalty Rate as defined in the contract, pay compounding interest and other interests in one of the ways as defined in the contract. The loan is overdue if Party A does not repay it on time or does not repay the loan according to the schedule specified in the contract.
Before the loan is due, Party A shall pay back the overdue interests according to the principles set forth in the contract, including pay compounding interest and other interests in one of the ways as defined in the contract.

vi) Other measures to diminish the damage, including but not limited to:
a. Without prior notice to Party A, withdraw RMB or other currency in equivalent value from its bank account in China Construction Bank system
b. Exercise right on the collateral;
c. Ask Party A to provide new guarantee which meets the requirements specified in this contract;
d. Cancel this contract.

Clause 10. Other Terms
1. Payment of fees:
Except otherwise agreed to by parties hereto, Party A shall pay the following fees related to the contract and the collateral/guaranty: attorneys’ costs, insurance, valuation, registration, safe keeping, and notarization.
Party A shall cover all of Party B’s actual costs and expenses to perfect and exercise its creditor rights (including but not limited to, cost related to litigation, arbitration, property insurance, travel, execution, evaluation, notarization, delivery, public notice and legal service. )

2. The use of information provided by Party A:
Party A agrees that Party B may check Party A’s credit condition with China People’s Bank or via the credit database established by credit administration authority under the permission of China People’s Bank, or may inquire related entity and department about Party A’s credit condition. Party A also agrees that Party B may furnish Party A’s credit information to the above-mentioned credit database. Party A also agrees that Party B may reasonably use and disclose Party A’s information for business purposes.

3. Public notice to urge Party A’s repayment of the loan
If Party A delays the repayment of the loan or breaches the contract in other ways, Party B has the right to notify related entities or departments and has the right to make public notice through news media to urge Party A’s repayment of the loan.

4. The effect of Party B’s evidence
Unless Party A can show reliable and clear evidence to the contrary, Party B’s internal financial records on principal, interest, fee, repayment, receipts which are made and kept by Party B on Party A’s withdrawal, repayment of principal and interest, and record which shows Party B has urged Party A to repay the loan shall all constitute effective evidence of the creditor-debtor relationship. Party A shall not raise any objection merely because the above-mentioned record, receipts and certificates are made and kept by Party B unilaterally.

5. Reserved Rights
Party B’s rights under this contract shall not affect other rights Party B may have according to laws, regulations or other contracts. Any waiver, extension or delay to exercise the rights under this contract shall not operate as a waiver of any rights and interest under this contract or as permission to the default, hence it shall not limit, prohibit or hinder Party B’s exercise of its rights under the contract or other any rights it may have and it shall not lead any obligation and liability on the part of Party B to Party A.

6. If Party A has other debts to Part B besides this contract, Party B has the right to withdraw RMB or other currency with equal value from Party A’s bank account in China Construction Bank system to pay any debts due. Party A agrees not to raise any objections.

7. Party A shall notify Party B of any change of mailing address or contact information in writing as soon as possible. Party A shall cover any losses caused by any delayed notification.

8. Transfer of the amount due
As to all of the Party A’s amount due under this contract, Party B has the right to withdraw corresponding RMB or other currency with equal value from Party A’s bank account in China Construction Bank system without prior notice to Party A. Party A has the obligation to help Party B with the foreign exchange procedure if there is such a need. Party A shall bear all the risks of currency exchange rate fluctuations.

9. Dispute Resolution
If a dispute arises under this contract, the parties hereto shall resolve the dispute through negotiation. The following procedure shall be adopted if the negotiation fails:
To file a lawsuit in court with jurisdiction over Party B.

10. Precondition to the effectiveness of this contract
The contract shall be effective once executed and sealed by both parties or their representatives.

11. This contract has five copies.

12. Other agreed matters
i) The lien under this contract is covered by the Maximum Collateral Contract with contract number: ZGEBZ2007186.
ii) The lien under this contract is covered by the Maximum Collateral Contract with contract number: ZGEBZ2008045.

Clause 11 Declarations
1. Party A is fully aware of Party B’s scope of business and limits of authority.

2. Party A has read all the clauses under this contract. As required by Party A, Party B has already explained the corresponding clauses of this contract. Party A has fully understood the meaning of the contract and its corresponding legal consequences.

3. Party A’s execution and performance of this contract comply with all laws, regulations, Party A’s charter and internal organizational document, and is approved by Party A’s internal authority and/or government authority.

Party A: Seal

Signature by Legal Person or Authorized Representative: Zhu, JianHua
Date: March 7, 2008

Party B: Seal

Signature by Legal Person or Authorized Representative: ________ (illegible)
Date: March 7 ,2008